                                   EXHIBIT 7

Opinion and consent of Craig K. Nordyke, F.S.A., M.A.A.A., Executive Vice President and Chief Actuary as to actuarial matters pertaining to the securities being registered.

                                   Exhibit 7


          OPINION AND CONSENT OF CRAIG K. NORDYKE, F.S.A., M.A.A.A.,
                  EXECUTIVE VICE PRESIDENT AND CHIEF ACTUARY




                                           RE:  333-36515
                                           Prospectus (Individual VUL)



                                April 26, 2002


Gentlemen:

In my capacity as Executive Vice President and Chief Actuary for Paragon Life Insurance Company, I have provided actuarial advice concerning: (a) the preparation of a registration statement for Separate Account D filed on Form S-6 with the Securities and Exchange Commission under the Securities Act of 1933 (the "Registration Statement") regarding the offer and sale of flexible premium variable life insurance policies (the "Policies"); and (b) the preparation of policy forms for the Policies described in the Registration Statement.

It is my professional opinion that:

   1. The illustrations of cash values, death benefits, and accumulated premiums in the Appendix to the prospectuses contained in the Registration Statement, are based on the assumptions stated in the illustration, and are consistent with the provisions of the Policies. The rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear to be more favorable to prospective purchasers of Policies aged 40 and 50 in the rate class illustrated than to prospective purchasers of Policies at other ages.

   2. The information contained in the examples set forth in the section of the prospectus entitled "Death Benefits", is based on the assumption stated in the examples, and is consistent with the provisions of the Policies.

I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 4 to the Registration Statement and to the use of my name under the heading "Experts" in the prospectus.



                  /s/ Craig K. Nordyke
                  Craig K. Nordyke, FSA, MAAA
                  Executive Vice President and Chief Actuary